EXHIBIT 4-A








                         GENERAL PUBLIC UTILITIES CORPORATION


                                         AND


                       UNITED STATES TRUST COMPANY OF NEW YORK,

                                                            As Trustee





                                      INDENTURE


                            Dated as of ____________, 1996







                            Providing for the Issuance of
                           Debentures in Series and for the
                                   ___% Debentures,
                                      due ______





               INDENTURE, dated as of ____________, 1996, by and between General Public Utilities Corporation, a Pennsylvania corporation (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee").

               Whereas, the Company desires to provide for the issuance from time to time of its unsecured debentures (herein called the "Securities") to be issued in one or more series as provided in this Indenture; and

               Whereas, the Company has authorized the issuance of the initial series of Securities to be known as the ____% Debentures, due ___ (the "___ Debentures"), and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture, and all things necessary to make the ___ Debentures when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

               Now, therefore, each party, intending to be legally bound hereby, agrees as follows for the equal and ratable benefit of the Holders of the ___ Debentures:

                                      ARTICLE 1
                         DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01   Definitions.

               "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board, and any resolution of the Board of Directors means any resolution of the Board of Directors or any committee thereof duly authorized to act on behalf of such Board.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.








               "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

               "Company" means General Public Utilities Corporation until a Successor replaces it pursuant to Article 5 of this Indenture and, thereafter, shall mean the Successor.

               "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

               "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

               "Dollars" means United States dollars.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

               "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

               "Indenture" means this indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

               "Interest Payment Date" means the interest payment date specified in the Securities.

               "Issue Date" means the date on which Securities are originally issued.

               "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

               "Officer" means, with respect to any corporation, the Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Comptroller or any Assistant Comptroller or the Secretary or any Assistant Secretary of such corporation.

               "Officer's Certificate" means a written certificate containing the applicable information specified in Sections 11.04






          and 11.05 hereof, signed in the name of the Company by any one of its Officers, and delivered to the Trustee.

               "Opinion of Counsel" means a written opinion containing, as applicable, the information specified in Sections 2.03, 11.04 and
          11.05 hereof, by legal counsel who is reasonably acceptable to the Trustee.

               "Periodic Offering" means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock" means any class of Capital Stock of an issuer that is preferred as to dividends or rights in liquidation as compared with any other class of Capital Stock of the same issuer.

               "Record Date" with respect to any security means the date set to determine the holders of any security entitled to participate in any distribution, dividend, interest or other payment or to vote, consent, make a request or exercise any other right associated with such security.

               "Redemption Date" or "redemption date" means the date specified for the redemption of Securities in accordance with the terms of the Securities and Article 3 of this Indenture.

               "Redemption Price" or "redemption price", with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and the Securities.

               "Regular Record Date", with respect to an interest payment on the Securities, means the date set forth on the face of the Securities for the determination of Holders entitled to receive payment of interest on the next succeeding Interest Payment Date.

               "SEC" or "Commission" means the Securities and Exchange
          Commission.

               "Securities" means any of the securities of any series issued, authenticated and delivered under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended.







               "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory prepayment provision.

               "Subsidiary" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of all the Voting Stock or Voting Interests is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries, or (iii) one or more Subsidiaries.

               "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture; provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

               "Tranche" means those Securities of a series which, as among themselves, have identical terms and the same original date of issuance but which, as to other Securities of the same series, differ as to one or more terms or have a different original date of issuance.

               "Trust Officer" means the Chairman of the Board of Directors, the President, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

               "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option and repurchase obligations with respect to any of the foregoing entered into with any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, with a combined capital and surplus of at least $50,000,000, and subject to the supervision and examination by federal and/or state banking authorities if such repurchase obligation is by its terms to be performed by the repurchaser within 30 days of the repurchase agreement.

               "Utility Subsidiaries" means Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company.

               "Voting Interests" means interests (including partnership interests) entitled (without regard to the occurrence of any






          contingency) to vote in the election of directors, managers or a trustee of an entity or to direct the management of the affairs of such entity.

               "Voting Stock" means, with respect to a corporation, all classes of Capital Stock then outstanding of such corporation normally entitled to vote in elections of directors.

          SECTION 1.02   Other Definitions.

               TERM                          DEFINED IN SECTION

               "Act". . . . . . . . . . . . . . . . . .      1.05
               "Bankruptcy Law" . . . . . . . . . . . .      6.01
               "Control". . . . . . . . . . . . . . . .      1.01
               "Custodian". . . . . . . . . . . . . . .      6.01
               "Event of Default. . . . . . . . . . . .      6.01
               "Global Security". . . . . . . . . . . .      2.02
               "Legal Holiday". . . . . . . . . . . . .     11.08
               "Notice of Default". . . . . . . . . . .      6.01
               "Outstanding Securities. . . . . . . . .      2.09
               "Paying Agent" . . . . . . . . . . . . .      2.04
               "Register" . . . . . . . . . . . . . . .      2.04
               "Registrar". . . . . . . . . . . . . . .      2.04
               "Required Currency". . . . . . . . . . .      2.14
               "Subsequent Series . . . . . . . . . . .      4.02
               "Successor". . . . . . . . . . . . . . .      5.01

          SECTION 1.03   Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a Holder or Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company and any other obligor on the Securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.







          SECTION 1.04   Rules of Construction.

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4)  "including" means including, without limitation;

               (5) words in the singular include the plural, and words in the plural include the singular;

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) whenever the masculine gender is used herein, it shall be deemed to include the female gender and the neuter, as well.

          SECTION 1.05.  Acts of Holders.

               (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

               (3) The ownership of Securities shall be proved by the Register.

               (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything






          done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (5) If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date.

                                      ARTICLE 2
                          THE SECURITIES; THE ___ DEBENTURES

          SECTION 2.01   Issue of Securities Generally.

               The Securities may be issued in one or more series as from time to time shall be authorized by the Board of Directors.

               The Securities of each series and the Trustee's Certificate of Authentication shall be substantially in the forms to be attached as exhibits to this Indenture or to a supplemental indenture or Board Resolutions providing for their issuance or in an Officer's Certificate pursuant to such supplemental indenture or Board Resolution, but in the case of Securities other than the
          ___ Debentures, with such inclusions, omissions and variations as are authorized or permitted by this Indenture. The Securities may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Securities may be listed, or to conform to usage. Each Security shall be dated the date of its authentication.

               If the form or forms of Securities of any series are established in a Board Resolution or in an Officer's Certificate pursuant to a Board Resolution, such Board Resolution and Officer's Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of a Company Order contemplated by
          Section 2.03 for the authentication and delivery of such Securities.






               The several series of Securities may differ from the ___ Debentures, and as and between series, in respect of any or all of the following matters:

                    (a)  designation;

                    (b)  date or dates of maturity, which may be serial;

                    (c) rate (or method of determining the rate) of interest;

                    (d) interest payment dates and the frequency of interest payments;

                    (e) provisions, if any, authorizing the Company to extend the interest payment dates;

                    (f)  authorized denominations;

                    (g) the place or places for the payment of principal and for the payment of interest;

                    (h) limitation, if any, upon the aggregate principal amount of Securities of the series which may be issued;

                    (i) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars);

                    (j) provisions, if any, with regard to any obligation of the Company to permit the exchange of the Securities of such series into stock or other securities of the Company or of any other corporations or entities;

                    (k) provisions, if any, reserving to the Company the right to redeem all or any part of the Securities of such series before maturity at such time or times, upon such notice and at such redemption price or prices (together with accrued interest to the date of redemption) as may be specified in the respective forms of Securities;

                    (l) provisions, if any, for any sinking or analogous fund with respect to the Securities of such series;

                    (m) additional Events of Default applicable to Securities of such series provided for pursuant to clause
               (5) of Section 6.01 hereof; and

                    (n) any other provisions expressing or referring to the terms and conditions upon which the Securities of such series are to be issued under this Indenture which are not in conflict with the provisions of this Indenture;







          in each case as determined and specified by the Board of Directors. The Trustee shall not authenticate and deliver Securities of any series (other than the ___ Debentures) upon initial issue unless the terms and conditions of such series shall have been set forth in a supplemental indenture entered into between the Company and the Trustee as provided in Section
          10.01 hereof or in a Board Resolution or in an Officer's Certificate pursuant to such supplemental indenture or Board Resolution.

          SECTION 2.02   Form of the ___ Debentures; Denominations; Global
                         Security.

               The ___ Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the ___ Debentures, a form of which is attached hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               The Trustee shall authenticate and make available for delivery the ___ Debentures for original issue in the aggregate principal amount of $__________ for issuance to the purchasers thereof upon receipt of the consideration set forth in a resolution of the Board of Directors and a Company Order. Such Company Order shall specify the date on which the original issue of the ___ Debentures is to be authenticated and delivered. The aggregate principal amount of ___ Debentures outstanding at any time may not exceed $___________, except as provided in Section
          2.08 hereof.

               The ___ Debentures shall be issuable only in registered form without coupons and only in denominations of $_____ and any integral multiple thereof.

               The ___ Debentures may be issued in the form of one or more global Securities (each, a "Global Security") that is, as one Security for the total principal amount of the ___ Debentures to be outstanding, registered in the name of [Cede & Co., as nominee for The Depositary Trust Company.] [Cede & Co.] shall be responsible for maintaining records of the names and addresses of, and the principal amounts owned by, its participants of its Global Security. After initial issuance, the ___ Debentures may be transferred or exchanged in accordance with Section 2.07 hereof.

          SECTION 2.03   Execution and Authentication.

               The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal imprinted or reproduced thereon attested by its Secretary or one of its Assistant







          Secretaries. The signature of any such Officer on the Securities may be manual or facsimile.

               Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               The Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

                    (a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Section 2.01;

                    (b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 2.01, either (1) establishing such terms or (2) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instrumentsdelivered pursuant to clause (a) above;

                    (c) the Securities of such series, executed on behalf of the Company and attested by appropriate Officers of the Company as set forth above;

                    (d)  an Opinion of Counsel to the effect that:

                         (1) the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

                         (2) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

                         (3)  such Securities, when authenticated and
               delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly






               issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all Securities of such series) and that in lieu of the opinions described in clauses (2) and (3) above Counsel may opine that:

                    (x) when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures (acceptable to the Trustee) as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

                    (y) such Securities, when authenticated and delivered
               by the Trustee in accordance with this Indenture and the Company Order or Orders or specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Section 2.01 and this Section, as






          applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked or expire by their terms.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a Certificate of Authentication duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and made available for delivery hereunder.

               The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee, with the concurrence of the Company, may appoint an authenticating agent. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with the Company or an Affiliate of the Company.

          SECTION 2.04   Registrar and Paying Agent.

               The Company shall maintain or cause to be maintained, within the Borough of Manhattan, State of New York, an office or agency where the Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented or surrendered for redemption or payment ("Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Securities and of their transfer and exchange. The Register shall be open to inspection by the Company and the Trustee at all reasonable times. The Company may have one or more co-Registrars and one or more additional Paying Agents. The terms Paying Agent and Registrar include any additional paying agent and co-Registrar. The corporate trust office of the Trustee at 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department B, shall initially be the location for the Registrar, Paying Agent and agent for service of notice or demands on the Company.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar (if not the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands shall be made or served at the address of the Trustee set forth in Section 11.02 hereof. The Company shall promptly






          notify the Trustee in writing of the name and address of any such office or agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof.

               The Company or any Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar or agent for service of notices and demands in place of the Trustee upon written notice to the Trustee of the same.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

          SECTION 2.05   Paying Agent to Hold Money in Trust.

               Except as otherwise provided herein, on or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal and interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. In the event that the Securities are not in book-entry-only form, upon the written request of the Company, the Paying Agent shall invest monies deposited pursuant to this Section 2.05, until such monies are paid to the Securityholders, in obligations of the United States Government or obligations of its agencies which are backed by the full faith and credit of the United States.

          SECTION 2.06   Securityholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list provided to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or prior to the Record Date for each Interest Payment






          Date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of Securityholders.

          SECTION 2.07   Transfer and Exchange.

               When Securities of any series are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfer and exchanges of Securities of any series, the Company shall execute and the Trustee shall authenticate Securities of the same series, all at the Registrar's written request.

               Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

               The Company shall not charge a service charge for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

               The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) any Security for a period beginning at the opening of business five days before the mailing of a notice of redemption of Securities of the same series and ending at the close of business on the day of such mailing or (b) any Security selected, called or being called for redemption, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

          SECTION 2.08   Replacement Securities.

               If (a) any mutilated or defaced Security is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute in exchange for any such mutilated Security of any series or in lieu of any such destroyed, lost or stolen Security of any series, a






          new Security of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Trustee shall upon written direction from the Company authenticate and make such new Security available for delivery.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

               Upon the issuance of any new Securities under this Section 2.08, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

               Subject to applicable law, every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and a bonafide purchaser thereof shall be entitled to all benefits of this Indenture equally and ratably with the Holder of any and all other Securities duly issued hereunder.

               The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.09 Outstanding Securities; Determinations of Holders' Action; Certain Matters Relating to Currencies.

               Securities outstanding at any time ("Outstanding Securities") are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen Securities referred to in Section 2.08 hereof, those redeemed by the Company pursuant to Article 3 hereof, those deemed to have been paid pursuant to Section 9.01 hereof and those described in this Section 2.09 as not outstanding. A Security does not cease to be outstanding because the Company or a Subsidiary or Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate or Subsidiary of the Company shall be disregarded and deemed not to be outstanding; provided, further, that if the Trustee is making such determination, it shall disregard only such Securities as it knows to be owned by the Company or any Affiliate or Subsidiary thereof.






               Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 3, 6 and 10).

               Whenever any action is to be taken hereunder by the Holders of Securities denominated in different currencies or currency units, then for purposes of determining the principal amount of Securities, Securities denominated in a foreign currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot exchange rate specified in writing to the Trustee for such series in an Officers' Certificate for exchanging such foreign currency or currency unit into Dollars as of the date of the taking of such action by the Holders of the requisite percentage in principal amount of the Securities.

               The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein that would otherwise permit the Trustee to commingle such amounts.

               If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If the Paying Agent (other than the Company) holds, in accordance with this Indenture, whenever payment of principal on the Securities is due, whether at Stated Maturity, upon acceleration or on a Redemption Date, money sufficient to pay the Securities payable on that date, then immediately on the date of Stated Maturity, upon acceleration or on such Redemption Date, as the case may be, such Securities shall cease to be outstanding, and interest, if any, on such Securities shall cease to accrue.

          SECTION 2.10   Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may execute temporary Securities, and upon the delivery of a Company Order with respect thereto, the Trustee shall authenticate and make such temporary Securities available for delivery. Temporary Securities shall be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of the same series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

               If temporary Securities of any series are issued (except for any global form of certificate issued as described in Section
          2.02 hereof), the Company shall cause definitive Securities of






          the same series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of the same series shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.04 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute a like principal amount of definitive Securities of the same series of authorized denominations, and the Trustee, upon written request of the Company signed by two Officers of the Company, shall authenticate and make such Securities available for delivery in exchange therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.11   Cancellation.

               All Securities surrendered for payment, redemption by the Company pursuant to Article 3 hereof or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this
          Section 2.11, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by the Trustee, and the Trustee shall deliver a certificate of destruction to the Company.

          SECTION 2.12   CUSIP Numbers.

               The Company, in issuing the Securities of any series, may use "CUSIP" numbers applicable to such series (if then generally in use), and the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.13   Defaulted Interest.

               If the Company defaults in a payment of interest on the Securities on the Interest Payment Date, it shall pay the defaulted interest, plus (to the extent lawful) any interest






          payable on the defaulted interest, to the Persons who are Holders on a subsequent special Record Date, and such special Record Date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.14   Payment to be in Proper Currency.

               In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the "Required Currency"), except as otherwise specified with respect to such Securities as contemplated by
          Section 2.01, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

                                      ARTICLE 3
                                      REDEMPTION

          SECTION 3.01   Redemption Right, Obligation; Notice to Trustee.

               (a) The Company, at its option, may redeem the Securities in accordance with the terms set forth in the Securities, subject to paragraph (c) hereof.

               (b)  The Company is required to redeem Securities to which
          Section 4.02 hereof applies in accordance with the terms of said
          Section 4.02 at the special redemption price set forth in the Securities, subject to paragraph (c) hereof.

               (c) If the Company elects or is required to redeem Securities in accordance with the terms set forth in the Securities, it shall notify the Trustee in writing of the Redemption Date, the aggregate principal amount of Securities to be redeemed and the Redemption Price.







          SECTION 3.02   Selection of Securities to be Redeemed.

               If less than all the Outstanding Securities of any series or Tranche are to be redeemed at any time, the Trustee shall select the Securities of such series to be redeemed on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate. If all of the Securities of the series to be partially redeemed are held as a Global Security by The Depositary Trust Company or any successor securities depository, as custodian, the Trustee shall select the Securities by lot.
          The Trustee shall make the selection at least 30 days, but not more than 90 days, or such other number of days as specified in the form of Securities for a series, before the Redemption Date from Outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in authorized denominations only. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03   Notice of Redemption; Conditional Notice.

               At least 30 days but not more than 90 days, or such other number of days as specified in the form of Securities for a series, before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at the Holder's last address, as it appears on the Register. A copy of such notice shall be mailed to the Trustee when the notice is mailed to Holders of the affected Securities. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

               The notice shall identify the Securities (by series, maturity and by certificate number) to be redeemed, the provision of the Securities or this Indenture pursuant to which the Securities called for redemption are being redeemed and shall state:

               (1)  the Redemption Date;

               (2)  the Redemption Price;

               (3)  the CUSIP number (subject to Section 2.12 hereof);

               (4)  the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (6) if fewer than all the Outstanding Securities of any series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and that, on and after the Redemption Date, upon surrender of such Securities,






          a new Security or Securities of the same series and maturity in principal amount equal to the unredeemed portion thereof will be issued; and

               (7) that, unless the Company fails to deposit with the Paying Agent funds sufficient to make such redemption payment, interest will cease to accrue on Securities called for redemption on and after the Redemption Date.

               If, when a notice of redemption is mailed, the Company shall not have irrevocably directed the Trustee to apply towards such redemption funds deposited with the Trustee or held by it for the redemption of the Securities called for redemption, such notice may state that it is subject to the receipt of the redemption monies by the Trustee on or before the Redemption Date, and in such case, the notice of redemption shall be of no effect unless such monies are so received on or before the Redemption Date.

          SECTION 3.04   Effect of Notice of Redemption.

               Subject to the provisions of the last paragraph of Section
          3.03 hereof, after notice of redemption is given, all Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon the later of the Redemption Date and the date such Securities are surrendered to the Trustee or the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

          SECTION 3.05   Deposit of Redemption Price.

               Subject to the provisions of the last paragraph of Section
          3.03 hereof, on or prior to a Redemption Date, the Company shall irrevocably deposit with the Trustee or the Paying Agent (or if the Company or an Affiliate is the Paying Agent, the Company shall segregate and hold in trust or cause such Affiliate to segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on that date. After the Redemption Date, interest shall cease to accrue on the Securities to be redeemed with respect to which the Company has deposited sufficient money to pay the Redemption Price and accrued interest whether or not such Securities are surrendered for payment.

          SECTION 3.06   Securities Redeemed in Part.

               Upon surrender of a Security of any series or Tranche that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same series and Tranche, if applicable, equal in principal amount to the unredeemed portion of such Security.










                                      ARTICLE 4
                                      COVENANTS

          SECTION 4.01   Payment of the Securities.

               The Company shall pay the principal of and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. An installment of principal or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. The Company shall pay interest on overdue principal and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Securities in default, which interest on overdue interest shall accrue from the date such amounts became overdue, or from such other date as may be specified in the Securities.

          SECTION 4.02  Ownership of Utility Subsidiaries

               So long as any of the ___ Debentures or Securities of any subsequent series which shall expressly incorporate therein the terms of this Section 4.02 remain outstanding, the Company shall directly or indirectly own and hold the legal title to and beneficial interest in at least 70% of the outstanding shares of voting common stock of each of the Utility Subsidiaries and any affiliate thereof to which any material assets of any such Utility Subsidiary shall have been transferred; provided, however, that the foregoing shall not prohibit a merger or consolidation of two or more of the Utility Subsidiaries so long as the Company continues to directly or indirectly own and hold the legal title to and beneficial interest in at least 70% of the outstanding shares of common stock of the surviving Utility Subsidiary. Notwithstanding the foregoing, the Company may sell, transfer or dispose of more than 30% of the outstanding shares of common stock of one or more of the Utility Subsidiaries provided that it promptly applies the net cash proceeds of any such sale, transfer or disposition in excess of 30% ratably to redeem the
          ___ Debentures and all Securities of any such subsequent series at the special redemption price specified therefor in the ___ Debentures and in the Securities of any such subsequent series, together with all accrued and unpaid interest on the Securities being redeemed to the redemption date.

          SECTION 4.03   Limitation on Issuance of Secured Indebtedness

               So long as any of the ___ Debentures or Securities of any subsequent series which shall expressly incorporate therein the






          terms of this Section 4.03 remain outstanding, the Company shall not create, assume or suffer to exist any Lien (as defined below) on any property or assets now owned or hereafter acquired by the Company without equally and ratably securing the obligations of the Company to the holders of any and all ___ Debentures and Securities of any such subsequent series then outstanding, except:

                      (i) Liens arising out of deposits with, or the giving of security to or as required by, any governmental agency or any body created or approved by law or governmental regulation, which are required as a condition to the transaction of any business or the obtaining or exercise of any privilege or license or to enable the Company to participate in any arrangements established by law to cover any insurance risks or in connection with worker's unemployment insurance, old age pensions, social security or similar matters;

                     (ii) Liens for taxes, assessments and governmental charges or levies not yet due and payable or that the Company can thereafter pay without penalty or that the Company has not paid because it is contesting the same in good faith by appropriate proceedings diligently pursued (so long as during the period of such contest the Company shall not suffer any loss of any privilege of doing business or any other right, power, privilege, permit or franchise, in each case which is necessary or material to the operation of its business);

                    (iii) Liens existing at the time of acquisition of the property affected thereby or Liens incurred to secure payment of all or a part of the purchase price of such property or to secure debt incurred prior to, at the time of or within 60 days after the acquisition of such property for the purpose of financing all or part of the purchase price thereof, provided such Liens are limited to such property and improvements thereon;

                     (iv) Liens placed prior to, at the time of or within 60 days of completion of construction or improvement of property to secure debt incurred to provide payment of all or a portion of the cost of construction or improvement of such property, provided such Liens are limited to the property or portion thereof upon which the construction or improvements being financed occurred;

                      (v)     any other Liens imposed by mandatory
               provisions of law or incurred in the ordinary course of business, including attachment, judgment and other similar Liens arising in connection with court proceedings, in respect of obligations which are not due and payable or which are being contested in good faith by appropriate proceedings and for which the Company's reserves are deemed by it to be adequate to discharge the liabilities in respect






               thereof, provided that no such Liens shall secure borrowings, or materially detract from the value or interfere with the use of the properties subject thereto or affected thereby which could reasonably be expected to materially impair the business or operations of the Company;

                     (vi) Liens affecting the fuel used in any power generating operations of the Company;

                    (vii) easements, restrictions and other similar encumbrances arising in the ordinary course of business, which in the aggregate do not materially adversely affect the Company's use of its properties;

                   (viii) in addition to the foregoing, Liens securing amounts not to exceed in the aggregate $25,000,000 at any one time outstanding; or

                     (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses
               (i) to (viii) inclusive of any debt secured thereby, provided that (y) the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement and (z) such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced.

               As used herein, the term "Lien" with respect to any property or assets means (y) any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such property or assets or (z) the interest of a vendor or lessor arising out of the acquisition or agreement to acquire such property or assets under any conditional sale agreement, lease purchase agreement, sale and leaseback agreement, or other similar title retention agreement.

          SECTION 4.04   Certain Covenants Concerning Dividends, etc.

               So long as any of the ___ Debentures or Securities of any subsequent series which shall expressly incorporate therein the terms of this Section 4.04 remain outstanding, the Company will not declare or pay any dividends or make any distributions on its capital stock (other than dividends or distributions payable solely in common shares of the Company), or, directly or indirectly, purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any options, warrants or other rights to acquire capital stock of the Company, or permit any subsidiary of the Company to purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any options, warrants or other rights to acquire capital stock of the Company, unless at the time of any such declaration, payment, purchase, redemption, acquisition or






          retirement and after giving effect thereto no Event of Default (or event which, with the giving of notice or the passage of time or both, would become an Event of Default) relating to the failure to make payment of principal or premium on any Securities when due or interest within 15 days after the same becomes due and payable shall have occurred and be continuing.

          SECTION 4.05  SEC Reports.

               The Company shall file with the Trustee, within 30 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. If the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. The Company shall also comply with the provisions of Section 314(a) of the TIA.

          SECTION 4.06   Compliance Certificates.

               (a) The Company shall deliver to the Trustee within 90 days after the end of each of the Company's fiscal years an Officer's Certificate, stating whether or not the signer knows of any Default or Event of Default. Such certificate shall contain a certification from the principal executive officer, principal financial officer, treasurer, assistant treasurer or principal accounting officer, comptroller or assistant comptroller of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.04(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such Officer does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status. Such Officer's Certificate need not comply with Section 11.04 hereof.

               (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, as promptly as practicable after any Officer becomes aware of any continuing Default or Event of Default, an Officer's Certificate specifying such Default, Event of Default or other default and what action the Company is taking or proposes to take with respect thereto.

               (c) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.






          SECTION 4.07   Further Instruments and Acts.

               Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.08   Investment Company Act.

               The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                                      ARTICLE 5
                                SUCCESSOR CORPORATION

          SECTION 5.01   When the Company May Merge, Etc.

               The Company may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets (either in one transaction or a series of transactions) to, any Person unless:

               (1) the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made (the "Successor") if other than the Company, is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and the Successor shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;

               (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               (3) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with this Indenture.

               The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Securities with the same effect as if the Successor had been named as, the Company herein. The predecessor shall be released from the obligations of the Company set forth in this Indenture and in the Securities.

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

          SECTION 6.01   Events of Default.







               An "Event of Default" occurs if one of the following shall have occurred and be continuing:

               (1) The Company defaults in the payment, when due and payable, of (a) interest on any Security and the default continues for a period of 15 days, or (b) the principal or premium, if any, of any Security when the same becomes due and payable at maturity, upon acceleration, on any Redemption Date, or otherwise;

               (2) The Company defaults in the performance of, or fails to comply with, any of its other covenants or agreements in the Securities or this Indenture (other than an event of default pursuant clause (5) of this Section 6.01) and such failure continues for 30 days after receipt by the Company of a "Notice of Default";

               (3) The Company, pursuant to or within the meaning of any Bankruptcy Law:

                    (a)  commences a voluntary case or proceeding;

                    (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 90 days;

                    (d) makes a general assignment for the benefit of its creditors; or

                    (e) admits in writing its inability to pay its debts generally as they become due;

               (4) court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (a)  is for relief against the Company in an
                         involuntary case or proceeding;

                    (b) appoints a Custodian of the Company or for all or substantially all of its properties; or

                    (c)  orders the liquidation of the Company;

          and in each case the order or decree remains unstayed and in effect for 90 days; or

               (5) The occurrence of any additional Event of Default applicable to Securities of a particular series pursuant to
          Section 2.01(m) hereof as provided for in the form of Security thereof or otherwise, (including, without limiatation, defaults in the performance of, or failure to comply with, the covenants






          or agreements in Section 4.02, 4.03 or 4.04 hereof) , provided, however, that any such Event of Default shall be an Evant of Default only with respect to such series.

               The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

               The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

               A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."


          SECTION 6.02   Acceleration.

               If any Event of Default other than an Event of Default under clauses (3) or (4) of Section 6.01 hereof occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, or in the case of an Event of Default under clause (5) of Section 6.01, the Holders of at least 25% in aggregate principal amount of the Securities of such series affected thereby at the time outstanding, considered as one class, may, by notice to the Company and the Trustee (each, an "Acceleration Notice"), and the Trustee shall, upon the request of such Holders, declare the principal of and accrued and unpaid interest on all of the Securities, or all of the Securities of such series as the case may be, to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

               The Company shall deliver to the Trustee, as promptly as practicable after it obtains knowledge thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (2) of Section 6.01 hereof, its status and what action the Company is taking or proposes to take with respect thereto.

               If an Event of Default specified in clauses (3) or (4) of
          Section 6.01 hereof occurs, the principal of and interest on all the Securities shall if so fact become and be immediately due and






          payable without any declaration or other act on the part of the Trustee or any Securityholders.

               The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, or the Securities of such series at the time outstanding, as the case may be, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03   Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may, in its own name or as trustee of an express trust, institute, pursue and prosecute any proceeding, including, without limitation, any action at law or suit in equity or other judicial or administrative proceeding to collect the payment of principal of or interest on the Securities, or to enforce the performance of any provision of the Securities or this Indenture.


               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04   Waiver of Past Defaults.

               Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, by written notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default affecting the Securities of such series and its consequences. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05   Control by Majority.

               The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Holders or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other






          Securityholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.06   Limitation on Suits.

               Except as provided in Section 6.07 hereof, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable security and indemnity against any loss, liability or expense satisfactory to the Trustee;

               (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security and indemnity; and

               (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60 days.

               A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

          SECTION 6.07   Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of or premium, if any, or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected adversely without the consent of each such Holder.

          SECTION 6.08   Collection Suit by the Trustee.

               If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section
          7.07 hereof.









          SECTION 6.09   The Trustee May File Proofs of Claim.

               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or its properties or assets, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (1) to file and prove a claim for the whole amount of the principal amount and interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10   Priorities.

               If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST: to the Trustee for amounts due under Section 7.07 hereof;

               SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

               THIRD:    the balance, if any, to the Company.

               The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.








          SECTION 6.11  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

          SECTION 6.12   Waiver of Stay, Extension or Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal or interest on the Securities as contemplated herein or affect the covenants or the performance by the Company of its obligations under this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE 7
                                     THE TRUSTEE

          SECTION 7.01   Duties of the Trustee.

               (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (2)  Except during the continuance of an Event of Default,
          (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee







          shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (3) No provision in this Indenture shall relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (a) this paragraph (3) does not limit the effect of paragraphs (1) and (2) of this Section 7.01;

                    (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

                    (d) the Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security and indemnity reasonably satisfactory to it against any loss, liability or expense.

               (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and
          (5) of this Section 7.01 and to Section 7.02 hereof.

               (5) Subject to the provisions of Section 2.09 and Article 9 hereof, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money held by it hereunder.

          SECTION 7.02   Rights of the Trustee.

               Except as otherwise provided in Section 7.01 hereof:

               (1) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;







               (2) whenever the Trustee is requested by the Company to act or refrain from acting hereunder, the Trustee may require an Officer's Certificate directing it to act or refrain from so acting, and, if determined by it to be appropriate, an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in the absence of bad faith in reliance on such Officer's Certificate and Opinion of Counsel;

               (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may in the absence of bad faith on its part, rely upon an Officer's Certificate;

               (4) the Trustee may act through agents and shall not be responsible for the misconduct, failure to act or negligence of any agent appointed with due care;

               (5) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

               (6) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

               (7) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          SECTION 7.03   Individual Rights of the Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

          SECTION 7.04   The Trustee's Disclaimer.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or the Securities or any report or certificate issued by the Company hereunder (other than the Trustee's







          Certificate of Authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05   Notice of Defaults.

               If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall in accordance with the TIA mail to each Securityholder, as their names and addresses appear on the Register, notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Section 6.01(1) hereof, the Trustee may withhold such notice if and so long as the responsible Trust Officer in good faith determines that the withholding of such notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b). Said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.
          SECTION 7.06   Reports by Trustee to Holders.

               Within 60 days after each [May 31] beginning with the [May 31] next following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such [May 31] in accordance with and to the extent required under TIA
          Section 313.

               A copy of each report at the time of its mailing to Securityholders shall be filed with the Company, the SEC and each securities exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

          SECTION 7.07 Compensation and Indemnity.

               The Company agrees:

               (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and advances of its agents and counsel), including all reasonable expenses and advances incurred or made by the Trustee in connection with any membership on any creditors' committee, except any such expense or advance as may be attributable to its negligence or bad faith, provided, however, that the Trustee shall not be obligated to advance or expend its own funds under any provision of this Indenture; and







               (3) to indemnify the Trustee, its officers, directors and shareholders, for, and to hold it harmless against, any and all loss, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or any trust created pursuant thereto, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               The Trustee shall have a claim and lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this
          Section 7.07, except with respect to funds held in trust for the payment of principal of or interest on particular Securities.

               The Company's payment obligations pursuant to this Section
          7.07 shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01 hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08   Replacement of Trustee.

               The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee in writing and such Holders shall appoint a successor Trustee, which shall be subject to the consent of the Company unless an Event of Default has occurred and is continuing. The Trustee shall resign if:

               (1)  the Trustee fails to comply with Section 7.10 hereof;

               (2)  the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver or public officer takes charge of the Trustee or its property; or

               (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. Subject to payment






          of all amounts owing to the Trustee under Section 7.07 hereof and subject further to its lien under Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for its removal and the appointment of a successor Trustee.

          SECTION 7.09   Successor Trustee by Merger.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including this Trusteeship) to, another corporation, the resulting, surviving or transferee corporation without any further act shall, with the concurrence of the Company, be the successor Trustee.

          SECTION 7.10   Eligibility; Disqualification.

               The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA
          Section 310(b)(1), the provisions contained in the proviso to TIA
          Section 310(b)(1) shall be deemed incorporated herein.

          SECTION 7.11 Preferential Collection of Claims Against the
          Company.

               If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company.

                                      ARTICLE 8
                                    SINKING FUNDS

          SECTION 8.01   Applicability of Article.

               The provisions of this Article shall be applicable to any sinking funds for the retirement of Securities of any series except as otherwise specified as contemplated by Section 2.01 hereof for such Securities.

               The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities






          is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 8.02 hereof. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

          SECTION 8.02   Satisfaction of Sinking Fund Payments with
                         Securities.

               The Company (1) may deliver Outstanding Securities of a series and Tranche, if applicable, (other than any previously called for redemption) and (2) may apply as a credit Securities of a series and Tranche, if applicable, which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series and Tranche, if applicable, required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

          SECTION 8.03   Redemption of Securities for Sinking Fund.

               Not less than 45 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 8.02 hereof and will also deliver to the Trustee any Securities to be so delivered. Such Officer's Certificate shall also state that the Securities forming the basis of any such credit do not include any Securities which have been redeemed through the operation of this Article 8 or previously credited against any sinking fund payment required under this Article 8. Not less than 30 days prior to such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03 hereof (other than the last paragraph thereof). Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04,
          3.05 and, if applicable, 3.06 hereof.







                                      ARTICLE 9
                             SATISFACTION AND DISCHARGE;
                 DEFEASANCE OF CERTAIN OBLIGATIONS; UNCLAIMED MONEYS

          SECTION 9.01   Satisfaction and Discharge of Securities.

               The Company shall be deemed to have paid and discharged the entire indebtedness on any Securities outstanding upon the deposit referred to in subparagraph (A) below, and the provisions of this Indenture with respect to such Securities shall no longer be in effect (except as to (1) the rights of registration of transfer, substitution and exchange of Securities, (2) the replacement of apparently mutilated, defaced, destroyed, lost or stolen Securities, (3) the rights of Holders to receive payments of principal thereof and interest thereon, (4) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Securities, and
          (6) the rights, obligations and immunities of the Trustee hereunder), and such Securities shall be deemed to have been paid for all purposes of this Indenture and the Trustee shall, at the request and expense of the Company, execute proper instruments acknowledging the same, if:

               (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (iii) a combination thereof, sufficient without reinvestment to pay when due the principal of and premium, if any, on all such Securities then outstanding, whether at the Stated Maturity, [upon acceleration] or upon the redemption of such Securities, and interest, if any, due on such Securities on or prior to the Stated Maturity thereof;

               (B) no Default or Event of Default with respect to such Securities has occurred and is continuing on the date of such deposit or occurs as a result of such deposit;

               (C) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with; and

               (D) the Company has delivered to the Trustee (i) either a private Internal Revenue Service ruling or an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the manner and at the same times as would have been the case if






               such deposit, defeasance and discharge had not occurred, and
               (ii) an Opinion of Counsel to the effect that (A) the deposit shall not result in the Company, the Trustee, the Paying Agent, or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (B) such deposit creates a valid trust in which the Holders of such Securities have the sole beneficial ownership interest or that the Holders of such Securities have a nonavoidable first priority security interest in such trust. Notwithstanding the foregoing, the Company's obligations to pay principal of and premium, if any, and interest on such Securities shall continue until the Internal Revenue Service ruling or Opinion of Counsel referred to in clause (i) above is provided with regard to and without reliance upon such obligations continuing to be obligations of the Company.

          SECTION 9.02   Satisfaction and Discharge of Indenture.

               This Indenture shall upon a written request or order signed in the name of the Company by an Officer and delivered to the Trustee cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (a)  no Securities remain outstanding hereunder; and

               (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company.

               Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 2.07, 2.08, 2.10, 3.02, 3.03, 3.06 and
          8.03 (as to notice of redemption), 2.04 , 2.05, 7.07, 7.08 and
          7.10 and this Article Nine shall survive.

               Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section
          7.07 any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities other than money and U.S. Government Obligations held by the Trustee pursuant to Section 9.03.

          SECTION 9.03 Application by Trustee of Funds Deposited for Payment of Securities.

               Subject to Section 9.05 of this Indenture, all moneys deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to






          become due thereon for principal, and premium, if any, thereon, and interest; but such money need not be segregated from other funds except to the extent required by law and Section 2.09 hereof. In the event that the Securities are not in book-entry-only form, upon the written direction and request of the Company, the Paying Agent shall invest cash deposited pursuant to Section
          9.01 in U.S. Government Obligations, until such monies are paid to the Securityholders.

          SECTION 9.04   Repayment of Moneys Held by Paying Agent.

               All moneys held by any Paying Agent under this Indenture with respect to Securities that have been paid and discharged under Section 9.01 hereof shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 9.05 Return of Moneys Held by the Trustee and Paying Agent Unclaimed for Three Years.

               Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium, if any, or interest on any Security and not applied but remaining unclaimed for three years after the date when such principal or premium, if any, or interest shall have become due and payable shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, be repaid to the Company or its designated agent by the Trustee or such Paying Agent and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

                                      ARTICLE 10
                                      AMENDMENTS

          SECTION 10.01  Without Consent of Holders.

               From time to time, when authorized by a resolution of the Board of Directors, the Company and the Trustee, without notice to or the consent of the Holders of the Securities issued hereunder, may amend or supplement this Indenture or the
          Securities:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2)  to comply with Article 5 hereof;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;







               (4) to make any other change that does not adversely affect the rights of any Securityholder;

               (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

               (6) to set forth the terms and conditions, which shall not be inconsistent with this Indenture, of the series of Securities (other than the ___ Debentures) that are to be issued hereunder and the form of Securities of such series.

          SECTION 10.02  With Consent of Holders.

               With the written consent of the Holders of at least a majority in aggregate principal amount of any series of Securities at the time outstanding who are affected by any amendment or waiver, the Company and the Trustee may amend this Indenture or the Securities or may waive future compliance by the Company with any provisions of this Indenture or the Securities of such series. However, without the consent of each Securityholder affected, such an amendment or waiver may not:

               (1) reduce the principal amount of the Securities, or reduce the principal amount of the Securities the Holders of which must consent to an amendment of this Indenture or a waiver;


               (2) change the Stated Maturity of the principal of, or the interest or rate of interest on the Securities, change adversely to the Holders the redemption or sinking fund provisions of
          Article 3 or Article 8 hereof or in the Securities, or impair the right to institute suit for the enforcement of any such payment or make any Security payable in money or securities other than that stated in the Security;

               (3) waive a Default in the payment of the principal of, or interest on, any Security; or

               (4)  change Section 6.07 hereof.

               It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

               If certain Holders agree to defer or waive certain obligations of the Company hereunder with respect to Securities held by them, such deferral or waiver shall not affect the rights of any other Holder to receive the payment or performance required hereunder in a timely manner, unless such deferral or waiver complies with the requirements of this Section 10.02.

               After an amendment or waiver under this Section 10.02 becomes effective, the Company shall mail to each Holder affected by such amendment or waiver a notice briefly describing the






          amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or waiver.



          SECTION 10.03  Compliance with Trust Indenture Act.

               Every supplemental indenture executed pursuant to this
          Article 10 shall comply with the TIA.


          SECTION 10.04  Revocation and Effect Of Consents, Waivers and
                         Actions.

               Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the written notice of revocation before the consent of the requisite aggregate principal amount of the Securities at the time outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 10.02 hereof.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date or their duly designated proxies, and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          SECTION 10.05  Notation on or Exchange of Securities.

               Securities authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article 10 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Securities of the same series.







          SECTION 10.06  Trustee to Sign Supplemental Indentures.

               The Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

          SECTION 10.07  Effect of Supplemental Indentures.

               Upon the execution of any supplemental indenture under this
          Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

          SECTION 10.08  Modification Without Supplemental Indenture.

               If the terms of any particular series of Securities shall have been established in a Board Resolution or an Officer's Certificate pursuant to a Board Resolution as contemplated by
          Section 2.02, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer's Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officer's Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer's Certificate shall be deemed to be a "supplemental indenture" for purposes of Section 10.05 and 10.07.

                                     ARTICLE 11
                                    MISCELLANEOUS

          SECTION 11.01  Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, such duties imposed shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, they are expressly excluded from this Indenture, as permitted by the TIA.






          SECTION 11.02 Notices.

               Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

                              if to the Company:
                              General Public Utilities Corporation
                              100 Interpace Parkway
                              Parsippany, New Jersey 07054-1149
                              Attention: Vice Presient and Treasurer
                              Facsimile No.: (201) 263-6719

                              if to the Trustee:
                              United States Trust Company of New York
                              114 West 47th Street
                              New York, New York 10036
                              Attn:     Corporate Trust Department,
                                        Department B
                              Facsimile No.:  (212) 852-1636

               The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication given to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

               If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

          SECTION 11.03  Communication by Holders with Other Holders.

               Securityholders may communicate, pursuant to TIA Section 312(b), with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04  Certificate and Opinion as to Conditions
          Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if requested by the Trustee:







               (1) an Officer's Certificate (complying with Section 11.05 hereof) stating that, in the opinion of such Officer, all conditions precedent to the taking of such action have been complied with; and

               (2) an Opinion of Counsel (complying with Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent to the taking of such action have been complied with.

          SECTION 11.05  Statements Required in Certificate or Opinion.

               Each Officer's Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that each individual making such Officer's Certificate or Opinion of Counsel has read, or with respect to an Officer's Certificate caused to have read under such individual's supervision, such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

               (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement that, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

          SECTION 11.06  Severability Clause.

               If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.07  Rules by Trustee, Paying Agent and Registrar.

               The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

          SECTION 11.08  Legal Holidays.

               A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a






          Legal Holiday, the action to be taken on such date shall be taken on the next succeeding day that is not a Legal Holiday, and if such action is a payment in respect of the Securities, no principal or interest installment shall accrue for the intervening period.


          SECTION 11.09  Governing Law.

               This Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

          SECTION 11.10  No Recourse Against Others.

               No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11  Successors.

               All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

          SECTION 11.12  Multiple Original Copies of this Indenture.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Indenture.

          SECTION 11.13  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.14  Table of Contents; Headings, Etc.

               The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.








          SECTION 11.15  Benefits of the Indenture.

               Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.






















































                                      SIGNATURES

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                   GENERAL PUBLIC UTILITIES CORPORATION

                                   By:

                                   Name:

                                   Title:



                                   UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                   By:

                                   Name:

                                   Title:





                                                                  EXHIBIT A

                           [FORM OF FACE OF ___ DEBENTURES]

                              ____% Debentures, due ___

          No.  __________________                 $___________

          General Public Utilities Corporation, a Pennsylvania corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to _______________ or registered assigns, the principal amount of
          __________________________ Dollars on ____________, ___, ___.

               Regular Record Dates: ______________ and _________________.

               Interest Payment Dates: ____________ and __________________
          commencing on ______________, 199__, except as provided in the Indenture.

               This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication below.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                   GENERAL PUBLIC UTILITIES CORPORATION

                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

          Dated:  _____________________














          TRUSTEE'S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities referred
          to in the within-mentioned Indenture.

          UNITED STATES TRUST COMPANY OF NEW YORK



          By: __________________________
               Authorized Signatory




















































                       [FORM OF REVERSE SIDE OF ___ DEBENTURE]

                              ____ % Debentures, due ___

          1.   Payment of Interest

               General Public Utilities Corporation, a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Security (the "___ Debentures") at the rate per annum shown in its title above. Interest will be payable [semi-annually] on ___________ and _____________ in each year (each an "Interest Payment Date"), commencing __________, 199__. Interest on this ___ Debenture will accrue for each day that elapses from the most recent date to which interest has been paid, or if no interest has been paid, from the date of its authentication, to the next Interest Payment Date; provided that, if there is no existing Event of Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by this Security.

          2.   Method of Payment

                    The Company will pay interest on the ___ Debentures (except defaulted interest) to the persons who are registered Holders at the close of business on _____________ or _________________ (or if all the ___ Debentures are held in book-entry-only form, on the Business Day immediately preceding the Interest Payment Date) even if the ___ Debenture is thereafter canceled on registration of transfer or registration of exchange. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest payment to a Securityholder's registered address.

          3.   Paying Agent and Registrar

               Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or an Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar.








          4.   Indenture

               The Company issued the ___ Debentures under an Indenture, dated as of ____________, 1996 (the "Indenture"), between the Company and the Trustee. The Indenture also provides for the issuance by the Company from time to time of additional Securities of different series and with different terms and conditions but subject, nevertheless, to the Indenture. The terms of the ___ Debentures include those stated herein and in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The ___ Debentures are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

               The ___ Debentures are general unsecured obligations of the Company limited to $___________ aggregate principal amount.

          5.   Redemption

               At the option of the Company, the ___ Debentures are redeemable from and after __________ ___, as a whole, or from time to time in part, at the Regular Redemption Price(s) set forth in the table below expressed as a percentage of its principal amount thereof, together with accrued and unpaid interest to the date of redemption.


               The ___ Debentures shall be redeemed by the Company as a whole, or from time to time in part, at the Special Redemption Price(s) set forth in the table below expressed as a percentage of the principal amount thereof, together with accrued interest to the date of redemption, on any date prior to Stated Maturity, pursuant to the provisions of Sections 4.02 of the Indenture:

          If redeemed during the
          12-month period beginning                         Special
          _______________                                   Redemption
          Regular Redemption Price (%)                      Price (%)


          6.   Notice of Redemption; Conditional Notice.

               Notice of redemption will be mailed at least 30 days but not more than 90 days before the Redemption Date to each Holder of
          ___ Debentures to be redeemed at the Holder's registered address. Interest on the Securities to be redeemed by the Company will cease to accrue after the Redemption Date. ___ Debentures in denominations larger than $_____ of principal amount may be redeemed in part but only in integral multiples of $_____ of principal amount.

               If a notice relating to a redemption at the option of the Company states that it is subject to the receipt by the Trustee






          of funds from the Company on or before the Redemption Date, such notice shall be ineffective unless such funds are so received.

          7.   Denominations; Transfer; Exchange

               The ___ Debentures are in registered form, without coupons, in denominations of $_____ of principal amount and integral multiples of $_____. A Holder may transfer or exchange ___ Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities for a period of five days before notice of redemption is given or any Securities that are selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed).

          8.   Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of this Security for all purposes.

          9.   Amendment; Waiver

               Subject to certain exceptions in the Indenture which require the consent of every Holder, (i) the Indenture or the ___ Debentures may be amended with the written consent of the Holders of a majority in aggregate principal amount of all Securities or the ___ Debentures at the time outstanding, respectively, and
          (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the 20___ Debentures at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Securities in addition to certificated Securities, to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, to make any change that does not adversely affect the rights of any Securityholder or to provide for the issuance of any other series of Securities. Amendments bind all Holders and subsequent Holders.

          10.  Defaults and Remedies

               Under the Indenture, Events of Default include (i) default in payment of the principal amount, or premium, if any, or interest, in respect of the Securities when the same becomes due and payable subject, in the case of interest, to the grace period and any extension period provided for in the Indenture; (ii) failure by the Company to comply with its other covenants in the Indenture or the Securities, subject to notice and lapse of time;






          and (iii) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity and security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in paying principal, premium, if any, and/or interest) if it determines that withholding notice is in their interests.

          11.  Trustee Dealings with the Company

               Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          12.   No Recourse Against Others

               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          13.  Abbreviations

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

          14.  Unclaimed Money

               Subject to applicable law and the Indenture, if money for the payment of principal or interest remains unclaimed for three years, the Trustee or Paying Agent will pay the money back to the








          Company at its request. After that, Holders entitled to such money must look to the Company for payment.

          15.  Discharge Prior to Maturity

               If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest on the Securities at maturity and an Opinion of Counsel as required by the Indenture, the Company will be discharged from the Indenture under certain conditions and except for certain provisions thereof.

          16.  Successor

               When a successor Person to the Company assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the Indenture, such predecessor shall be released from those obligations.

          17.  Governing Law

               THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.




































                                   ASSIGNMENT FORM

               To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

          _________________________________________________________________
               (Insert assignee's social security or tax I.D. number)

          _________________________________________________________________
               (Print or type assignee's name, address and zip code)

          and irrevocably appoint _______________________________________
          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


          Dated:  ________________      Signature: ________________________
                                        (Sign exactly as your name appears
                                        on the other side of this Security)


          Signature Guaranty: ________________________

          (New York commercial bank or trust company or member of an accepted medallion guaranty)




































                INDENTURE BETWEEN GENERAL PUBLIC UTILITIES CORPORATION
                       AND ___________________________________
                           DATED AS OF _____________, 1996

                                  TABLE OF CONTENTS

                                      ARTICLE 1
                         DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.01   Definitions. . . . . . . . . . . . . . .

               SECTION 1.02   Other Definitions. . . . . . . . . . . .


               SECTION 1.03   Incorporation by Reference of Trust
                              Indenture Act. . . . . . . . . . . . . .

               SECTION 1.04   Rules of Construction. . . . . . . . . .

               SECTION 1.05   Acts of Holders. . . . . . . . . . . . .

                                      ARTICLE 2
                          THE SECURITIES; THE ___ DEBENTURES

               SECTION 2.01   Issue of Securities Generally. . . . . .

               SECTION 2.02   Form of the ___ Debentures;
                              Denominations; Global Security . . . . .

               SECTION 2.03   Execution and Authentication . . . . . .

               SECTION 2.04   Registrar and Paying Agent . . . . . . .

               SECTION 2.05   Paying Agent to Hold Money in Trust. . .

               SECTION 2.06   Securityholder Lists . . . . . . . . . .

               SECTION 2.07   Transfer and Exchange. . . . . . . . . .

               SECTION 2.08   Replacement Securities . . . . . . . . .

               SECTION 2.09 Outstanding Securities; Determinations of Holders' Action; Certain Matters
                              Relating to Currencies . . . . . . . . .

               SECTION 2.10   Temporary Securities . . . . . . . . . .

               SECTION 2.11   Cancellation . . . . . . . . . . . . . .

               SECTION 2.12   CUSIP Numbers. . . . . . . . . . . . . .

               SECTION 2.13   Defaulted Interest . . . . . . . . . . .









                                      ARTICLE 3
                                      REDEMPTION

               SECTION 3.01   Redemption Right, Obligation; Notice to
                              Trustee. . . . . . . . . . . . . . . . .

               SECTION 3.02   Selection of Securities to be Redeemed .

               SECTION 3.03   Notice of Redemption; Conditional
                              Notice . . . . . . . . . . . . . . . . .

               SECTION 3.04   Effect of Notice of Redemption . . . . .

               SECTION 3.05   Deposit of Redemption Price. . . . . . .

               SECTION 3.06   Securities Redeemed in Part. . . . . . .

                                      ARTICLE 4
                                      COVENANTS

               SECTION 4.01   Payment of the Securities. . . . . . . .

               SECTION 4.02   Limitations on Issuance of Senior
                              Securities . . . . . . . . . . . . . . .

               SECTION 4.03   SEC Reports. . . . . . . . . . . . . . .

               SECTION 4.04   Compliance Certificates. . . . . . . . .

               SECTION 4.05   Further Instruments and Acts . . . . . .

               SECTION 4.06   Investment Company Act . . . . . . . . .

                                      ARTICLE 5
                                SUCCESSOR CORPORATION

               SECTION 5.01   When the Company May Merge, Etc. . . . .

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

               SECTION 6.01   Events of Default. . . . . . . . . . . .

               SECTION 6.02   Acceleration . . . . . . . . . . . . . .

               SECTION 6.03   Other Remedies . . . . . . . . . . . . .

               SECTION 6.04   Waiver of Past Defaults. . . . . . . . .

               SECTION 6.05   Control by Majority. . . . . . . . . . .

               SECTION 6.06   Limitation on Suits. . . . . . . . . . .

               SECTION 6.07   Rights of Holders to Receive Payment . .







               SECTION 6.08   Collection Suit by the Trustee . . . . .

               SECTION 6.09   The Trustee May File Proofs of Claim . .

               SECTION 6.10   Priorities . . . . . . . . . . . . . . .

               SECTION 6.11   Undertaking for Costs. . . . . . . . . .

               SECTION 6.12   Waiver of Stay, Extension or
                              Usury Laws . . . . . . . . . . . . . . .

                                      ARTICLE 7
                                     THE TRUSTEE

               SECTION 7.01   Duties of the Trustee. . . . . . . . . .

               SECTION 7.02   Rights of the Trustee. . . . . . . . . .

               SECTION 7.03   Individual Rights of the Trustee . . . .

               SECTION 7.04   The Trustee's Disclaimer . . . . . . . .

               SECTION 7.05   Notice of Defaults . . . . . . . . . . .

               SECTION 7.06   Reports by Trustee to Holders. . . . . .

               SECTION 7.07   Compensation and Indemnity . . . . . . .

               SECTION 7.08   Replacement of Trustee . . . . . . . . .

               SECTION 7.09   Successor Trustee by Merger. . . . . . .

               SECTION 7.10   Eligibility; Disqualification. . . . . .

               SECTION 7.11   Preferential Collection of Claims
                              Against the Company. . . . . . . . . . .

                                      ARTICLE 8
                                     SINKING FUND

               SECTION 8.01   Applicability of Article . . . . . . . .

               SECTION 8.02   Satisfaction of Sinking Fund Payments
                              with Securities. . . . . . . . . . . . .

               SECTION 8.03   Redemption of Securities for Sinking
                              Fund . . . . . . . . . . . . . . . . . .

                                      ARTICLE 9
                       SATISFACTION AND DISCHARGE OF INDENTURE;
                 DEFEASANCE OF CERTAIN OBLIGATIONS; UNCLAIMED MONEYS

               SECTION 9.01   Satisfaction and Discharge of
                              Indenture. . . . . . . . . . . . . . . .







               SECTION 9.02   Application by Trustee of Funds
                              Deposited for Payment of Securities. . .

               SECTION 9.03   Repayment of Moneys Held by Paying
                              Agent. . . . . . . . . . . . . . . . . .

               SECTION 9.04 Return of Moneys Held by the Trustee and Paying Agent Unclaimed for Three Years .

                                      ARTICLE 10
                                      AMENDMENTS

               SECTION 10.01  Without Consent of Holders . . . . . . .

               SECTION 10.02  With Consent of Holders. . . . . . . . .

               SECTION 10.03  Compliance with Trust Indenture Act. . .

               SECTION 10.04  Revocation and Effect Of Consents,
                              Waivers and Actions. . . . . . . . . . .

               SECTION 10.05  Notation on or Exchange of Securities. .

               SECTION 10.06  Trustee to Sign Supplemental
                              Indentures . . . . . . . . . . . . . . .

               SECTION 10.07  Effect of Supplemental Indentures. . . .

                                     ARTICLE 11
                                    MISCELLANEOUS

               SECTION 11.01  Trust Indenture Act Controls . . . . . .

               SECTION 11.02  Notices. . . . . . . . . . . . . . . . .

               SECTION 11.03  Communication by Holders with Other
                              Holders. . . . . . . . . . . . . . . . .

               SECTION 11.04  Certificate and Opinion as to Conditions
                              Precedent. . . . . . . . . . . . . . . .

               SECTION 11.05  Statements Required in Certificate or
                              Opinion. . . . . . . . . . . . . . . . .

               SECTION 11.06  Severability Clause. . . . . . . . . . .

               SECTION 11.07  Rules by Trustee, Paying Agent and
                              Registrar. . . . . . . . . . . . . . . .

               SECTION 11.08  Legal Holidays . . . . . . . . . . . . .

               SECTION 11.09  Governing Law. . . . . . . . . . . . . .

               SECTION 11.10  No Recourse Against Others . . . . . . .







               SECTION 11.11  Successors . . . . . . . . . . . . . . .

               SECTION 11.12  Multiple Original Copies of this
                              Indenture. . . . . . . . . . . . . . . .

               SECTION 11.13  No Adverse Interpretation of Other
                              Agreements . . . . . . . . . . . . . . .

               SECTION 11.14  Table of Contents; Headings, Etc . . . .

               SECTION 11.15  Benefits of the Indenture. . . . . . . .

          SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . .

          [FORM OF FACE OF THE SECURITY] . . . . . . . . . . . . . . .

               Trustee's Certificate of Authentication . . . . . . . .

          [FORM OF REVERSE SIDE OF SECURITY] . . . . . . . . . . . . .

                1. Payment of Interest . . . . . . . . . . . . . . . .
                2. Method of Payment . . . . . . . . . . . . . . . . .
                3. Paying Agent and Registrar. . . . . . . . . . . . .
                4. Indenture . . . . . . . . . . . . . . . . . . . . .
                5. Redemption. . . . . . . . . . . . . . . . . . . . .
                6. Notice of Redemption; Conditional Notice. . . . . .
                7. Denominations; Transfer; Exchange . . . . . . . . .
                8. Persons Deemed Owners . . . . . . . . . . . . . . .
                9. Amendment; Waiver . . . . . . . . . . . . . . . . .
               10. Defaults and Remedies . . . . . . . . . . . . . . .
               11. Trustee Dealings with the Company . . . . . . . . .
               12. No Recourse Against Others. . . . . . . . . . . . .
               13. Abbreviations . . . . . . . . . . . . . . . . . . .
               14. Unclaimed Money . . . . . . . . . . . . . . . . . .
               15. Discharge Prior to Maturity . . . . . . . . . . . .
               16. Successor . . . . . . . . . . . . . . . . . . . . .
               17. Governing Law . . . . . . . . . . . . . . . . . . .


          ASSIGNMENT FORM. . . . . . . . . . . . . . . . . . . . . . .















